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                                                        EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-38339) of RMI Titanium Company of our report dated June 3, 1994, appearing on page 1 of the Annual Report of the RMI Titanium Company Employee Savings and Investment Plan which appears as Exhibit
27.1 to the Annual Report on Form 10-K of RMI Titanium Company for the year ended December 31, 1993, as amended by this Form 10-K/A. We also consent to the incorporation by reference in the Registration Statement (No. 33-38340) on Form S-8 of RMI Titanium Company of our report dated June 3, 1994, appearing on page 1 of the Annual Report of the RMI Titanium Company Bargaining Unit Employees Savings and Investment Plan which appears as Exhibit 27.2 to the Annual Report on Form 10-K of RMI Titanium Company for the year ended December 31, 1993, as amended by this Form 10-K/A.




PRICE WATERHOUSE

Pittsburgh, Pennsylvania
June 29, 1994